POWER OF ATTORNEY

Know all persons by these presents, that the undersigned,
Marian U Pardo, hereby constitutes and appoints each of
Joseph J. Bertini, Joni S. McCabe, Joseph F. Sanzone, and
Todd L. Throop, signing singly, the undersigned s true and lawful attorney-in-fact and agent in any and all capacities to:
1.        execute for and behalf of the undersigned, in the
undersigneds capacity as an officer of J.P. Morgan Access
Multi-Strategy Fund, LLC, J.P. Morgan Access
Multi-Strategy Fund II and the Pacholder High Yield Fund, Inc,
the Companies, Form ID and Forms 3, 4 and 5 in accordance
with the undersigned s instructionsand Section 16(a) of
the Securities Exchange Act of 1934 and the rules under that Act.
2.        do and perform any and all acts for and on behalf of the
undersigned that may be necessary or desirable to
complete and execute any such Forms ID, 3, 4 or 5,
complete and execute any amendment or amendments to
those forms, and timely file those forms with the United
States Securities and Exchange Commission, or similar
authority and the Companies; and
3.        take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
the attorney-in-fact, may be of benefit to, in the best
interest of, or legally required by, the undersigned, it
being understood that the documents executed by the
attorney-in-fact on behalf of the undersigned pursuant
to this Power of Attorney shall be in such form and
shall contain any terms and conditions as the attorney-
in-fact may approve in the attorney-in-fact s
discretion.
The undersigned grants to each attorney-in-fact full power and authority to do and perform any and every act and thing
whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers granted in this Power of
Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation.  The undersigned hereby ratifies and confirms all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor are the Companies assuming, any of the undersigned s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any
liabilities that may be associated therewith.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned s holdings of, and
transactions in, securities issued by the Companies, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

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IN WITNESS WHEREOF, the undersigned has executed this Power of
Attorney as of this 15th day of November, 2012
________Marian U Pardo_____________________________________
        Signature